UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 _________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2020

CCUR Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37706	04-2735766
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6470 East Johns Crossing, Suite 490, Duluth, Georgia	30097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 305-6434

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name on exchange which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	Departure of Directors or Certain Officers’ Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Interim COO and President

On June 11, 2020, Wayne Barr, Jr. provided the Board of Directors (the “Board”) of CCUR Holdings, Inc. (the “Company”) with notice that he will take an indefinite leave of absence (the “Leave Period”) from his position as Chief Executive Officer (“CEO”) and President of the Company while he serves as interim CEO of HC2 Holdings, Inc. during its search for a permanent CEO. During the Leave Period, Mr. Barr will not receive any employee compensation from the Company. Mr. Barr will continue to serve as a director of the Company but will not receive any compensation for his service as a director during the Leave Period. The unvested restricted stock and options granted to Mr. Barr during his term as CEO and President of the Company will continue to vest during the Leave Period so long as Mr. Barr continues his service as a board director.

The Board approved the selection of Igor Volshteyn, age 43, to serve as interim Chief Operating Officer (“COO”) and President of the Company during the Leave Period. Since January 1, 2019, Mr. Volshteyn has served as Senior Vice President of Business Development of the Company. Mr. Volshteyn began his career as a research analyst and investment banker and has over 18 years of experience in the investment management industry. He served as the Managing Partner and Chief Investment Officer at Echelon Investment Partners LP from May 2016 to December 2018 and as an Analyst and Portfolio Manager at Millennium Management from July 2007 to March 2016. From August 2019 to February 2020, Mr. Volshteyn served on the board of directors for Goodman Networks, Inc. He graduated with a Bachelor of Business Administration in Finance, with highest honors, from the University of Texas at Austin.

Mr. Volshteyn has no family relationships with any director or executive officer of the Company, there are no arrangements or understandings between Mr. Volshteyn and any other persons pursuant to which he was selected as COO and President of the Company, and there have been no transactions involving the Company and Mr. Volshteyn that the Company would be required to disclose pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as COO and President, on June 11, 2020 the Company entered into a First Amendment with Mr. Volshteyn that amends that certain Employment Agreement dated January 1, 2019 between the Company and Mr. Volshteyn. Copies of the First Amendment and Employment Agreement are filed hereto as Exhibit Nos. 10.1 and 10.2 and are incorporated herein by reference (collectively, the “Amended Employment Agreement”). Pursuant to the Amended Employment Agreement, Mr. Volshteyn will serve as interim COO and President during the Leave Period and is entitled to receive the following compensation and benefits:

(i)	a base salary at an annualized rate of $183,000 per year based on the Compensation Committee’s most recent review of his salary, which amount will be reviewed annually by the Compensation Committee;

(ii)	participation in any bonus program established for senior executives of the Company and any discretionary bonus awarded by the Compensation Committee. During calendar year 2019, Mr. Volshteyn participated in the Company’s “NAV Program,” which, refers to the Company’s 2019 Bonus Plan, a copy of which was attached as Exhibit 10.2 to the Form 8-K filed with the Securities and Exchange Commission by the Company on January 7, 2019. As detailed below, the Compensation Committee has suspended the NAV Program for calendar year 2020 pending further consideration;

(iii)	all restricted stock previously granted to Mr. Volshteyn will continue to vest during the term of the Agreement and Mr. Volshteyn will remain eligible for other equity awards as determined by the Compensation Committee; and

(iv)	all other employee benefit programs made available to other employees.

In the event that Mr. Volshteyn voluntarily resigns, is terminated for Due Cause (as defined in the Amended Employment Agreement) or is provided with timely notice that the Company will not renew the agreement, compensation under the Amended Employment Agreement will end and Mr. Volshteyn will be entitled only to payment of compensation accrued and due through the date of termination. If the Amended Employment Agreement is terminated (i) directly by the Company without Due Cause (as defined therein) or (ii) constructively by the Company without Due Cause (as defined therein), Mr. Volshteyn will receive the following severance compensation (the “Severance Compensation”):

(i)	his salary at the time of termination during a six months’ (6) severance period from the date of termination or constructive termination; and

(ii)	COBRA continuation coverage during the severance period under the Company’s health plan for Mr. Volshteyn and his eligible dependents that were covered under the health plan at the time of his termination at the same premium charged to active employees during such period.

Payment of the Severance Compensation is contingent upon Mr. Volshteyn executing, and not revoking, a customary release of claims. If Mr. Volshteyn is terminated for any reason, he is prohibited from competing with the Company, soliciting its customers or trying to hire its employees for the period in which he receives Severance Compensation, if any, plus one year.

The foregoing description of the Amended Employment Agreement is qualified in its entirety by reference to the full text of the First Amendment and Employment Agreement, attached hereto as Exhibit Nos. 10.1 and 10.2 and incorporated herein by reference in its entirety.

Appointment of Principal Executive Officer

On June 11, 2020, the Board approved the appointment of Warren Sutherland, Chief Financial Officer (“CFO”) of the Company, to serve as the Company’s Principal Executive Officer (“PEO”) during the Leave Period. Mr. Sutherland will also continue to serve as the Principal Accounting Officer and Principal Financial Officer of the Company during his term as CFO.

Mr. Sutherland, age 49, was appointed as Chief Financial Officer of the Company in May 2017. Prior to that, Mr. Sutherland had served as the Company’s Vice President of Sales Operations, Information Technology and Financial Planning & Analysis since 2016. Mr. Sutherland has more than 17 years of financial and operational leadership experience with public and private companies in the high-tech and fin-tech industries. Mr. Sutherland held various financial management positions at the Company from 2000 to 2015, including as its Corporate Controller, and then joined Cardlytics, Inc., a fin-tech company, as Vice President of Financial Planning & Analysis for one year before returning to the Company in mid-2016. Mr. Sutherland began his accounting career as an auditor with Arthur Andersen. He is a certified public accountant and holds a Bachelor of Business Administration in Finance and Master of Accountancy, both from the University of Georgia.

Mr. Sutherland has no family relationships with any director or executive officer of the Company, there are no arrangements or understandings between Mr. Sutherland and any other persons pursuant to which he was selected as the PEO, and there have been no transactions involving the Company and Mr. Sutherland that the Company would be required to disclose pursuant to Item 404(a) of Regulation S-K.

Suspension of Annual Bonus Plan

On June 11, 2020, the Compensation Committee suspended the NAV Program for calendar year 2020 pending further consideration of the Company’s annual bonus program. The “NAV Program” refers to the Company’s 2019 Bonus Plan for senior executives, a copy of which was attached as Exhibit 10.2 to the Form 8-K filed with the Securities and Exchange Commission by the Company on January 7, 2019.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

10.1	First Amendment to Employment Agreement between CCUR Holdings, Inc. and Igor Volshteyn dated June 11, 2020.

10.2	Employment Agreement between CCUR Holdings, Inc. and Igor Volshteyn dated January 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2020

CCUR Holdings, Inc.
(Registrant)

	By:	/s/ Warren Sutherland
Warren Sutherland
Chief Financial Officer